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                                                                    EXHIBIT 23.6




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (No. 333-73362) of our report dated February 13, 2001, except for the information presented in Note 15 for which the date is April 16, 2001, relating to the financial statements of RoweCom Inc., which appears in Open Market's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 which appears in the Registration Statement on Form S-4 (No.333-68852) of divine, inc., which is incorporated by reference in the Current Report on Form 8-K dated November 6, 2001 of divine, inc.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
November 29, 2001